Item 77C
Morgan Stanley Technology Fund
Results of Special Shareholder Meeting

On August 1, 2006, a Special Meeting of Shareholders of the
Fund was scheduled in order to vote on the proposals set
forth below. The proposals failed to obtain the quorum
necessary in order to hold the meeting, and, therefore, the
meeting was adjourned several times, most recently until
November 30, 2006, to permit further solicitation of
proxies. The meeting was held on November 30, 2006 and the
voting results with respect to these proposals were as
follows:

(1) Election of Trustees:

                                      For     Withhol Absta    BNV*
                                                 d      in
Frank L. Bowman...................  17,387,0  879,766      0       0
                                          94
Kathleen A.                         17,394,8  871,972      0       0
Dennis....................                88
James F.                            17,390,8  875,963      0       0
Higgins.....................              97
Joseph J.                           17,382,2  884,575      0       0
Kearns.....................               85
Michael F.                          17,388,2  878,621      0       0
Klein......................               39
W. Allen                            17,384,6  882,209      0       0
Reed......................                51
Fergus                              17,368,3  898,544      0       0
Reid........................              16

(2) Elimination of certain fundamental investment
restrictions:

                                        For     Again  Absta      BNV*
                                                  st     in
Elimination of the fundamental        14,703,3   763,1  552,1  2,248,2
policy restricting the Fund's               22      27     56       55
ability to pledge
assets..........................
Elimination of the fundamental        14,676,9   782,7  558,8  2,248,2
policy restricting purchases of             80      38     87       55
securities on
margin.............................
Elimination of the fundamental        14,741,2   719,5  557,7  2,248,2
policy prohibiting investments in           51      56     98       55
oil, gas, and other types of
minerals or mineral leases.........
Elimination of the fundamental        14,736,6   720,4  561,5  2,248,2
policy prohibiting investments for          96      05     04       55
purposes of exercising
control....................
Elimination of the fundamental        14,681,6   782,7  554,2  2,248,2
policy regarding investments in             69      31     05       55
unseasoned
companies.......................

(3) Modify certain fundamental investment restrictions for:

                                        For     Again  Absta    BNV*
                                                  st     in
Modify fundamental policy regarding   14,792,7   682,3  543,4  2,248,2
diversification............                 47      80     78       55
Modify fundamental policy regarding   14,675,0   782,1  561,4  2,248,2
borrowing money......                       35      50     20       55
Modify fundamental policy regarding   14,677,2   784,2  557,0  2,248,2
loans..............                         50      72     83       55
Modify fundamental policy regarding   14,699,0   752,8  566,7  2,248,2
investment in commodities, commodity        06      12     87       55
contracts and futures
contracts................
Modify fundamental policy regarding   14,729,4   741,2  547,9  2,248,2
issuance of senior securities..             62      30     13       55

(4) Reclassify certain fundamental policies as non-
fundamental policies:

                                        For     Again  Absta    BNV*
                                                  st     in
Reclassification as non-fundamental   14,679,3   780,1  559,1  2,248,2
the fundamental policy regarding the        33      47     24       55
short sale of
securities....................
Reclassification as non-fundamental   14,732,0   730,3  556,2  2,248,2
the fundamental policy prohibiting          49      07     49       55
investments in other investment
companies.............
* Broker "non-votes" are shares held in street name for
which the broker indicates that instructions have not been
received from the beneficial owners or other persons
entitled to vote and for which the broker does not have
discretionary voting authority.